Exhibit 10.9

Brown Technical Media Corp.

1517 San Jacinto Street

Houston, TX 77002

September 30, 2016

Evan Levine

La Jolla, CA

Brown Technical Media Corp. (Brown) has retained Evan Levine (CONSULTANT) to provide Brown with business consulting services. We have prepared this agreement (hereinafter referred to as the “Agreement”) to define the terms of this engagement. If this Agreement meets with your expectations, you will need to sign in the space below demonstrating your acceptance thereto.

The effective date of this contract is September 30, 2016.

Services

CONSULTANT will provide capital formation consulting services and will assist BROWN develop a strategy to attract investors, including developing presentation materials.

Compensation

The fee for the consulting services is $10,000. BROWN will compensate CONSULTANT for these services by issuing Consultant 5,597,308 shares of BROWN’S $0.001 par value restricted common stock. Compensation is based upon the number of shares issued and is not related to the current or future price of BROWN common stock.

Other Matters

Based upon the terms and conditions contained in this Agreement, BROWN is engaging CONSULTANT to perform consulting services at such places and times as may be reasonably agreed to by BROWN and CONSULTANT. It is expressly understood and agreed that no provisions of this Agreement, nor any act of the parties, shall be interpreted to create any relationship between BROWN and CONSULTANT other than that of independent contractor. Each party agrees to keep confidential the proprietary information of the other party that may be learned during the course of providing or receiving services under this Agreement. Neither party will disclose any proprietary or confidential information acquired from the other under this Agreement, including trade secrets, business plans and confidential or other information which may be proprietary to either CONSULTANT or BROWN.

Please indicate your acceptance of the above understanding by signing below. A copy is enclosed for your records.

Sincerely,

Brown Technical Media Corp.

By: /s/ Steven M. Plumb

Name: Steven M. Plumb

Title: Chief Financial Officer

Reviewed and accepted:

/s/ Evan Levine Evan Levine	Date 9/30/16